UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2011

REGENCY CENTERS CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code:		(904) 598-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2011, Regency Centers Corporation (the “Company” or “Regency”) adopted a Third Amendment (the “Third Amendment”) to the Regency Centers Corporation 2005 Deferred Compensation Plan (“2005 Plan”) and a Second Amendment (the “Second Amendment”) to the Regency Centers Corporation Amended and Restated Deferred Compensation Plan (the “1996 Plan”). The 2005 Plan and the 1996 Plan (which was suspended with respect to new deferrals but continues to operate for the purpose of administering amounts deferred and vested under it prior to January 1, 2005) allow plan participants to elect to defer all or a portion of their director fees, bonus or incentive compensation (which may be cash or equity awards) or gains related to the exercise of their Regency stock options to be invested in certain vehicles available under the plans, including a share program in which deferred amounts are invested in shares of phantom Regency common stock. The Third Amendment and Second Amendment each provide that after June 20, 2011, participants are prohibited from shifting investments between the trust for Regency common stock and the trust for investments other than Regency common stock, and any participant balances invested in Regency common stock after June 20, 2011 may be distributed only in the form of Regency common stock.

The Third Amendment and the Second Amendment are filed herewith and the terms thereof are incorporated herein by reference.

Item 9.01 (d)    Exhibits

Exhibit 10.1    Third Amendment to the Regency Centers Corporation 2005 Deferred Compensation Plan

Exhibit 10.2    Second Amendment to the Regency Centers Corporation Amended and Restated Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 14, 2011	REGENCY CENTERS CORPORATION
(registrant)
/s/ J. Christian Leavitt J. Christian Leavitt, Senior Vice President and Treasurer (Principal Accounting Officer)

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